UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2007
_______________________

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 25, 2007, pursuant to and in accordance with its Credit Agreement dated November 4, 2005, as amended (the "Credit Agreement"), SYSCO Corporation, a Delaware corporation ("SYSCO"), entered into a Commitment Increase Agreement (the "Increase Agreement") with JPMorgan Chase Bank, N.A., as the administrative agent, and a syndicate of lenders comprised of JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Barclays Bank PLC; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; Wachovia Bank, National Association; Wells Fargo Bank, N.A.; Toronto Dominion (Texas) LLC; Branch Banking and Trust Company; Comerica Bank; PNC Bank, National Association; William Street Commitment Corporation; The Northern Trust Company; and Zions First National Bank (collectively, the "Lenders").

SYSCO has a commercial paper program allowing the company to issue short-term unsecured notes in an aggregate amount not to exceed $1,300,000,000. The Credit Agreement supports this program. The terms of the Credit Agreement are described in Current Reports on Form 8-K filed by SYSCO on November 10, 2005 and April 6, 2006. The Credit Agreement initially provided for a maximum of U.S. $400 million in borrowings by SYSCO in the form of loans denominated in U.S. dollars (the "U.S. facility"), which amount could be increased under certain circumstances, along with a Canadian facility of U.S. $100 million, to an aggregate maximum amount of $1 billion. SYSCO previously entered into a Commitment Increase Agreement on March 31, 2006, whereby the amount of the U.S. facility was increased by $250 million to an aggregate of $650 million, as described in a Current Report on Form 8-K filed by SYSCO on April 6, 2006.

The Increase Agreement dated September 25, 2007 increases the amount of the U.S. facility by $250 million to an aggregate of $900 million. The Canadian facility remains at $100 million. No other terms of the Credit Agreement were amended by the Increase Agreement. In September 2006, the termination date on the facility was extended to November 4, 2011, and on September 21, 2007, the termination date was extended to November 4, 2012, in accordance with the terms of the agreement.

Neither SYSCO nor any of its affiliates has any material relationship with any of the other parties to the Increase Agreement apart from the previous credit facilities of SYSCO and SYSCO International, Co. (a Nova Scotia unlimited liability company and SYSCO's wholly owned Canadian subsidiary), ordinary banking relationships, and service from time to time by affiliates of Wachovia Bank, N.A., and JPMorgan Chase Bank as underwriters or initial purchasers in offerings of SYSCO securities.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed above under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: September 28, 2007	By: /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary